UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2020

NEENAH INC
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240				20-1308307
(State of Incorporation)	(Commission File No.)				(I.R.S. Employer Identification No.)

	3460 Preston Ridge Road
	Alpharetta	,	Georgia	30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02     Termination of a Material Definitive Agreement
On April 10, 2020, Neenah Composites, LLC, a Delaware limited liability company (the “Buyer”) and wholly owned subsidiary of Neenah, Inc. (the “Company”), entered into a Settlement, Release and Indemnification Agreement (the “Termination Agreement”) with Vectorply Corporation, a Georgia corporation (“Vectorply”), each of the Sellers party thereto (the “Sellers”), and MSouth Equity Partners, L.P., a Delaware limited partnership in its capacity as the representative of the Sellers (the “Sellers’ Representative”), setting forth the terms and conditions of the termination of the Stock Purchase Agreement, dated March 3, 2020, by and among Buyer, Vectorply, the Sellers and Seller’s Representative (the “Purchase Agreement”), as further described in the Termination Agreement.
The Termination Agreement contains, among other things, certain customary release of claims and indemnification obligations of Buyer, Vectorply, the Sellers and Sellers’ Representative in connection with the termination of the Purchase Agreement.
The foregoing summary of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH, INC.
(Registrant)

Date: April 14, 2020	/s/ Noah S. Benz
Noah S. Benz Senior Vice President, General Counsel and Secretary